Exhibit 5.2

July 30, 2007

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Bottling Holdings Investments Luxembourg Commandite S.C.A.

L-1818 Howald

2, rue des Jones

Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as special counsel to Coca-Cola Enterprises Inc., a Delaware corporation (“CCE”), and Bottling Holdings Investments Luxembourg Commandite S.C.A., a corporation organized under the laws of the Grand Duchy of Luxembourg (“BHI Luxembourg”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) senior debt securities of BHI Luxembourg (the “BHI Debt Securities”), (ii) senior debt securities of CCE (the “CCE Debt Securities” and, together with the BHI Debt Securities, the “Debt Securities”), (iii) warrants to purchase CCE Debt Securities (the “Debt Warrants”), (iv) warrants to receive from CCE the cash value in U.S. dollars of the right to purchase and to sell either foreign currencies or units of two or more currencies as shall be designated by CCE at the time of the offering (the “Currency Warrants” and, together with the Debt Warrants and the Debt Securities, the “Offered Securities”) and (v) guarantees of CCE in connection with the BHI Debt Securities (the “Guarantees”). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement” and the related prospectus, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.” The Offered Securities will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The CCE Debt Securities will be issued under an indenture (the “CCE Indenture”) dated as of July 30, 2007 between CCE and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The BHI Debt Securities and the Guarantees are to be issued under an indenture (the “BHI Indenture” and, together with the CCE Indenture, the “Debt Indentures”) dated as of July 30, 2007 among BHI Luxembourg, CCE, as guarantor, and the Trustee.

The Debt Warrants and Currency Warrants (collectively, the “Warrants”) will be issued from time to time under one or more warrant agreements (collectively, the “Warrant Agreements” and, individually, a “Warrant Agreement”) to be entered into by CCE and one or more institutions, as warrant agents, each to be identified in the applicable Warrant Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Prospectus and the documents incorporated by reference therein;

(c)	the Debt Indentures;

(d)	the form of underwriting agreement and related terms agreement to be entered into between CCE and the underwriters named therein (collectively, the “CCE Underwriting Agreement”) and the form of underwriting agreement and related terms agreement to be entered into among CCE, BHI Luxembourg and the underwriters named therein (collectively, the “BHI Underwriting Agreement” and, together with the CCE Underwriting Agreement, the “Underwriting Agreements”);

(e)	the forms of Warrant Agreements;

(f)	the Certificate of Incorporation and By-Laws of each of CCE and BHI Luxembourg, each as amended to the date hereof; and

(g)	the resolutions adopted by the board of directors of CCE and BHI Luxembourg or a committee thereof (the “Resolutions”) relating to the issuance of the Offered Securities and the Guarantees, the execution and delivery of the Debt Indentures, the Warrant Agreements and the Underwriting Agreements.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of CCE and BHI Luxembourg and such other instruments and other certificates of public officials, officers and representatives of CCE and BHI Luxembourg, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The CCE Debt Securities in global form, and the CCE Debt Securities in certificated form when exchanged for interests in the CCE Debt Securities in global form in accordance with the terms thereof and of the CCE Indenture, will be the valid, binding and enforceable obligations of CCE, entitled to the benefits of the CCE Indenture.

2. The BHI Debt Securities in global form, and the BHI Debt Securities in certificated form when exchanged for interests in the BHI Debt Securities in global form in accordance with the terms thereof and of the BHI Indenture, will be the valid, binding and enforceable obligations of BHI Luxembourg, entitled to the benefits of the BHI Indenture.

3. The Guarantees included in the BHI Indenture are the valid, binding and enforceable obligations of CCE.

4. The Warrants will be the valid, binding and enforceable obligations of CCE.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of CCE or BHI Luxembourg, (a) we have assumed that CCE, BHI Luxembourg and each other party to such agreement or obligation has satisfied, or prior to the issuance of the Offered Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to CCE or BHI Luxembourg regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will or have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the Debt Securities and Warrants will conform to the Debt Indentures or forms of Warrant Agreements, as applicable, and the terms of all Debt Indentures and Warrant Agreements will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon CCE or BHI Luxembourg, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over CCE or BHI Luxembourg, as applicable, (iv) the Debt Securities and Warrants will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) CCE or BHI Luxembourg, as the case may be, will authorize the offering and issuance of the Debt Securities and Warrants and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreements and will take any other appropriate additional corporate action in accordance with the Resolutions and (vi) certificates, if required, representing the Debt Securities and Warrants will be duly executed and delivered and, to the extent required by the applicable Debt Indenture and Warrant Agreement, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

The waivers of defenses contained in Section 15.01(e)(ii) of the BHI Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose except that this opinion letter may be relied upon by John J. Culhane, Esq., and Tom Loesch, Esq., with respect to their opinion addressed to you and dated the date hereof. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Allan G. Sperling
Allan G. Sperling, a Partner

4